Exhibit 99

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Director, Finance
		Investor Relations	(818) 223-7548

Marya Jones, Director, Communications
		Media Relations	(818) 223-7591

RYLAND REPORTS DILUTED EPS OF $2.03 FOR THE SECOND QUARTER

CALABASAS, Calif. (July 19, 2006) – The Ryland Group, Inc. (NYSE: RYL), today announced results for its second quarter ended June 30, 2006.  Highlights included:

•                  Diluted earnings of $2.03 per share for the quarter ended June 30, 2006, representing a decrease of 3.3 percent compared to the same period in the prior year;

•                  Consolidated revenues of $1.2 billion for the quarter ended June 30, 2006, an increase of 3.2 percent;

•                  Gross profit margins from home sales of 23.2 percent for the quarter ended June 30, 2006, compared to 24.5 percent for the quarter ended June 30, 2005;

•                  Closings of 3,803 for the quarter ended June 30, 2006, reflecting a decrease of 5.8 percent compared to the same period in the prior year;

•                  Average closing price for the quarter ended June 30, 2006, increased 8.5 percent to $295,000 from $272,000 for the same period in 2005;

•                  New order units in the second quarter of 2006 decreased 39.4 percent to 3,023 units from 4,988 units for the same period in 2005;

•                  Raised $250.0 million at 6.9 percent in May to replace $250.0 million of higher-rate debt in the third quarter of 2006;

•                  Shares of the Company’s common stock repurchased during the second quarter of 2006 totaled 1,815,000, or 3.9 percent of its weighted-average shares outstanding; and

•                  Anticipated diluted earnings per share for fiscal year 2006 is projected to be between $7.75 and $8.25 per share.

-more-

RYLAND SECOND-QUARTER RESULTS

RESULTS FOR SECOND QUARTER 2006

The Company’s consolidated net earnings decreased 9.1 percent for the quarter ended June 30, 2006, to $94.8 million, or $2.03 per diluted share, compared to $104.3 million, or $2.10 per diluted share, for the same period in 2005.

The homebuilding segment reported pretax earnings of $157.6 million during the second quarter of 2006, representing an 8.3 percent decline, compared to $171.9 million in pretax earnings reported for the same period in 2005.  The decrease from the prior year was primarily due to a decline in margins.

Homebuilding revenues rose $39.1 million, or 3.4 percent, to $1.2 billion for the second quarter of 2006, compared to $1.1 billion for the same period in 2005.  This was primarily attributable to an 8.5 percent increase in the average closing price of a home, which rose to $295,000 for the quarter ended June 30, 2006, from $272,000 for the quarter ended June 30, 2005.  Homebuilding revenues for the second quarter of 2006 included $29.2 million from land sales, compared to $38.2 million from land sales for the second quarter of 2005, which contributed net gains of $10.0 million and $13.6 million to pretax earnings in 2006 and 2005, respectively.  Also included in revenues is $9.2 million of other income recognized in the second quarter of 2006 resulting from the termination of a $150.0 million treasury lock at 4.1 percent and a $100.0 million treasury lock at 4.2 percent.

For the second quarter of 2006, new order dollars decreased 40.0 percent to $890.9 million from $1,484.7 million in the second quarter of 2005.  New orders of 3,023 units for the second quarter ended June 30, 2006, represented a decrease of 39.4 percent, compared to new orders of 4,988 units for the same period in 2005.  The dollar value of the Company’s backlog at June 30, 2006, was $2.5 billion, a decrease of 17.8 percent from June 30, 2005.  Backlog units at the end of the second quarter of 2006 decreased 22.6 percent to 8,151 from 10,534 at the end of the second quarter of 2005.

Gross profit margins from home sales averaged 23.2 percent for the second quarter of 2006, compared to 24.5 percent for the same period in 2005.  Total gross profit margins, including land sales, decreased to 23.4 percent in the second quarter of 2006 from 24.9 percent during the second quarter of 2005.  This decrease was primarily due to inventory write-downs totaling $20.0 million and increased sales discounts during the second quarter of 2006.  Selling, general and administrative expenses, as a percentage of revenue, were 10.0 percent for the second quarter of 2006, versus 9.7 percent for the same period in 2005.  This increase was primarily attributable to a rise in sales and marketing expenses.  The homebuilding segment capitalized all interest incurred during the second quarter of 2006 due to development activity.  The pretax homebuilding margin was 13.4 percent for the second quarter of 2006, compared to 15.1 percent for the second quarter of 2005.

Corporate expenses were $20.6 million for the second quarter of 2006, compared to $19.9 million for the same period in the prior year.  Excluding stock option expense required by a change in accounting guidance, corporate expenses were $17.1 million, a decline of $2.8 million.  The decrease was due to lower executive compensation expense resulting from lower earnings and a decline in stock price.

-more-

RYLAND SECOND-QUARTER RESULTS

The Company’s financial services segment, which includes mortgage, title, escrow and insurance services, reported pretax earnings of $14.7 million for the second quarter of 2006, compared to pretax earnings of $16.2 million for the same period in 2005.  This decrease was primarily due to a 4.4 percent decline in loans originated and to higher incentives resulting from a more competitive marketplace.  The capture rate of mortgages originated for the Company’s homebuilding customers was 82.5 percent for the second quarter of 2006 and 82.9 percent for the second quarter of 2005.

RESULTS FOR THE FIRST HALF OF 2006
Consolidated net earnings for the six months ended June 30, 2006, increased 10.6 percent to a record $184.8 million, or $3.88 per diluted share, from $167.1 million, or $3.35 per diluted share, for the six months ended June 30, 2005.

The Company’s homebuilding segment reported pretax earnings of $306.5 million for the six months ended June 30, 2006, compared to $279.2 million for the same period in the prior year, representing an increase of 9.8 percent.  Homebuilding revenues rose $236.6 million, or 11.9 percent, to $2.2 billion for the six months ended June 30, 2006, compared to $2.0 billion for the same period in 2005.  Homebuilding revenues for the six months ended June 30, 2006, included $33.9 million from land sales, compared to $46.6 million from land sales for the six months ended June 30, 2005, contributing net gains of $11.4 million and $14.2 million to pretax earnings, respectively. The Company closed 7,357 homes during the six months ended June 30, 2006, representing the highest number of mid-year closings in its history and an increase of 2.5 percent over the prior year.  New order dollars decreased 28.6 percent to $2.1 billion for the six months ended June 30, 2006, from $2.9 billion for the same period in 2005.  New orders decreased 30.2 percent to 7,044 units for the six months ended June 30, 2006, from 10,090 units for the six months ended June 30, 2005.

Gross profit margins from home sales were 23.8 percent for the six months ended June 30, 2006, versus 23.9 percent for the same period in 2005.  Selling, general and administrative expenses, as a percentage of revenue, were 10.1 percent for the six months ended June 30, 2006 and 2005.  Interest expense was $128,000 for the six months ended June 30, 2006, compared to $435,000 for the six months ended June 30, 2005.

Corporate expenses were $37.1 million for the six months ended June 30, 2006, compared to $34.4 million for the same period in the prior year.  Excluding stock option expense required by a change in accounting guidance, corporate expenses were $30.2 million, a decline of $4.2 million.  The decrease was due to lower executive compensation expense resulting from lower earnings and a decline in stock price.

The Company’s financial services segment reported pretax earnings of $26.4 million for the six months ended June 30, 2006, compared to $24.6 million for the same period in the prior year.

-more-

RYLAND SECOND-QUARTER RESULTS

DEBT REFINANCING

The Company raised $250.0 million at 6.9 percent in May to replace $250.0 million of higher-rate debt in the third quarter of 2006.  On July 3, 2006, the Company redeemed $150.0 million of 9.1 percent senior subordinated notes, of which it owned $6.5 million.  The Company intends to repay its outstanding $100.0 million of 8.0 percent senior notes due on August 15, 2006.

STOCK REPURCHASE PROGRAM

The Company repurchased 1,815,000 shares of its common stock during the second quarter of 2006 at a cost of $103.1 million.  For the six months ended June 30, 2006, the Company repurchased 2,850,000 shares of its common stock at a cost of $175.0 million.  Outstanding shares at June 30, 2006, were 44,254,440, versus 46,833,035 for June 30, 2005, a decrease of 5.5 percent.  At June 30, 2006, the Company had authorization from its Board of Directors to purchase approximately $101.7 million of additional shares.

2006 EARNINGS GUIDANCE
The Company projects its diluted earnings per share to be between $7.75 and $8.25 for the fiscal year ending December 31, 2006.

-more-

RYLAND SECOND-QUARTER RESULTS

With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  The Company currently operates in 28 markets across the country and has built more than 255,000 homes and financed more than 215,000 mortgages since its founding in 1967.  Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.”  Previous news releases may be obtained at www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility in interest rates, inflation, changes in consumer confidence levels and the state of the market for homes in general;

•                  the availability and cost of land;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of houses;

•                  increased prices for labor, land and raw materials used in the production of houses;

•                  increased competition;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations, or governmental policies (including those that affect zoning, density, building standards and the environment);

•                  delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                  the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                  other factors over which the Company has little or no control.

# # #

Five financial-statement pages follow.

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
REVENUES
Homebuilding	$1,174,856	$1,135,744	$2,230,735	$1,994,121
Financial services	22,036	23,968	40,995	39,565
TOTAL REVENUES	1,196,892	1,159,712	2,271,730	2,033,686

EXPENSES
Cost of sales	900,309	853,178	1,699,233	1,514,023
Selling, general and administrative	116,969	110,653	225,030	200,911
Financial services	7,262	7,526	14,517	14,493
Corporate	20,593	19,855	37,069	34,366
Interest	53	210	128	435
TOTAL EXPENSES	1,045,186	991,422	1,975,977	1,764,228

Earnings before taxes	151,706	168,290	295,753	269,458

Tax expense	56,889	63,950	110,907	102,392

NET EARNINGS	$94,817	$104,340	$184,846	$167,066

NET EARNINGS PER COMMON SHARE
Basic	$2.11	$2.22	$4.06	$3.53
Diluted	$2.03	$2.10	$3.88	$3.35

AVERAGE COMMON SHARES OUTSTANDING
Basic	45,025,672	47,056,571	45,580,235	47,273,041
Diluted	46,762,816	49,624,859	47,590,596	49,857,403

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$193,456	$461,383
Housing inventories
Homes under construction	1,445,449	1,253,460
Land under development and improved lots	1,285,975	1,087,016
Consolidated inventory not owned	207,378	239,191
Total inventories	2,938,802	2,579,667
Property, plant and equipment	75,382	65,980
Net deferred taxes	62,759	50,099
Purchase price in excess of net assets acquired	18,185	18,185
Other	238,991	211,559
TOTAL ASSETS	3,527,575	3,386,873

LIABILITIES
Accounts payable	265,446	249,539
Accrued and other liabilities	517,115	664,691
Debt	1,185,480	921,970
TOTAL LIABILITIES	1,968,041	1,836,200

MINORITY INTEREST	145,018	174,652

STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value:
Authorized - 200,000,000 shares Issued - 44,254,440 shares at June 30, 2006 (46,368,143 shares at December 31, 2005)	44,254	46,368
Retained earnings	1,364,928	1,326,689
Accumulated other comprehensive income	5,334	2,964
TOTAL STOCKHOLDERS’ EQUITY	1,414,516	1,376,021
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,527,575	$3,386,873

SEGMENT INFORMATION (Unaudited)

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Earnings before taxes
Homebuilding	$157,578	$171,913	$306,472	$279,187
Financial services	14,721	16,232	26,350	24,637
Corporate	(20,593)	(19,855)	(37,069)	(34,366)

Total	$151,706	$168,290	$295,753	$269,458

HOMEBUILDING OPERATIONAL DATA (Unaudited)

	North	Texas	Southeast	West	Total
For the three months ended June 30,
New Orders
Units
2006	778	944	851	450	3,023
2005	1,214	1,016	1,539	1,219	4,988
Dollars (in millions)
2006	$258	$193	$260	$180	$891
2005	385	185	440	475	1,485

Closings
Units
2006	966	821	1,216	800	3,803
2005	1,058	762	1,169	1,049	4,038
Average Price (in thousands)
2006	$307	$189	$293	$394	$295
2005	297	170	251	343	272

For the six months ended June 30,
New Orders
Units
2006	1,814	1,968	2,109	1,153	7,044
2005	2,534	2,020	3,055	2,481	10,090
Dollars (in millions)
2006	$591	$390	$649	$443	$2,073
2005	785	363	827	928	2,903

Closings
Units
2006	1,756	1,561	2,414	1,626	7,357
2005	1,828	1,337	2,103	1,908	7,176
Average Price (in thousands)
2006	$309	$187	$286	$398	$295
2005	295	170	246	348	271

Outstanding Contracts at June 30,
Units
2006	1,832	1,736	3,296	1,287	8,151
2005	2,514	1,675	3,810	2,535	10,534
Dollars (in millions)
2006	$620	$356	$1,065	$482	$2,523
2005	813	308	1,036	913	3,070
Average Price (in thousands)
2006	$338	$205	$323	$375	$310
2005	323	184	272	360	291

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

($s in thousands)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
RESULTS OF OPERATIONS

Revenues
Net gains on sales of mortgages and mortgage servicing rights	$11,250	$12,778	$20,163	$20,991
Title/escrow/insurance	6,717	6,699	13,466	11,818
Net origination fees	3,705	3,870	6,754	5,519
Interest
Mortgage-backed securities and notes receivable	117	360	214	758
Other	246	260	397	466
Total interest	363	620	611	1,224
Other	1	1	1	13
Total revenues	22,036	23,968	40,995	39,565

Expenses
General and administrative	7,262	7,526	14,517	14,493
Interest	53	210	128	435
Total expenses	7,315	7,736	14,645	14,928

Pretax earnings	$14,721	$16,232	$26,350	$24,637

OPERATIONAL DATA

Retail operations:
Originations (units)	2,995	3,132	5,630	5,495
Ryland Homes closings as a percentage of total closings	99.5%	99.5%	99.5%	99.4%
Ryland Homes origination capture rate	82.5%	82.9%	81.4%	81.8%

Investment operations:
Mortgage-backed securities and notes receivable average balance	$1,359	$9,012	$2,016	$9,427